UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2012

SUNOVIA ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53590	98-0550703
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

106 Cattlemen Rd., Sarasota, Florida 34232
(Address of principal executive offices) (zip code)

941-751-6800
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Pursuant to the terms of a Manufacturing, Development and Investment Agreement entered into on July 16, 2012 (the “Master Agreement”), by and between Sunovia Energy Technologies, Inc. (the “Company”) and Leader Electronics, Inc., a corporation formed in Taiwan (“Leader”) the parties entered into a series of agreements. Leader, with headquarters located in Taiwan, is engaged in the manufacturing and sale of power supply products.

In accordance with the terms of the Master Agreement, among other things, Leader agreed to collaborate with the Company on the design of LED lighting products and to exclusively produce, package and ship these LED lighting products in accordance with the Company’s specifications. In connection with the production of the LED lighting products Leader will finance the cost for all related tooling and will provide all components and packaging material required for manufacturing and delivering such products.  The pricing for all products manufactured shall be at a discount of 10% for the initial year after execution of the agreement and then at a 5% discount until a full $8,000,000 in discounts have been achieved.

In connection with the Master Agreement, Leader also entered into a Sales Representation Agreement with Evolucia, Inc., a wholly-owned subsidiary of the Company (“Evolucia”), on July 16, 2012. Pursuant to the terms of the Sales Representation Agreement, Leader was appointed, for a period of one (1) year, as the exclusive representative of Evolucia in the People’s Republic of China and the Republic of China (Taiwan) for the sale of the LED lighting products being produced.

            In addition, simultaneously with the execution of the foregoing, Jiangsu Leader Electronics, Inc. (“Jiangsu”), an affiliate of Leader, entered into a Securities Purchase Agreement with the Company, pursuant to which Jiangsu  agreed to purchase from the Company an aggregate of 12,500,000 shares of common stock, par value $.001 per share, for a purchase price of $1,000,000 or $.08 per share.   The closing was on July 17, 2012.  In the event the Company does not manufacture the products under the Master Agreement within five (5) years from the date of the Master Agreement, Jiangsu  shall be entitled to sell at $0.08 per share to the Company the lesser of (i) shares it has not resold as of  such date or (ii) the portion of shares representing the amount of products that the Company has not ordered.

The shares of common stock were offered and sold to Jiangsu in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated thereunder.  Jiangsu is an accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements in the transactions described above, is not complete and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 3.02                      Unregistered Sales of Equity Securities

            See Item 1.01 with respect to the Securities Purchase Agreement between Leader and the Company.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number                                Description

10.1	Manufacturing, Development and Investment Agreement, dated July 16, 2012, by and between Sunovia Energy Technologies, Inc. and Leader Electronics, Inc.

10.2	Sales Representation Agreement, dated July 16, 2012, by and between Evolucia, Inc. and Leader r Electronics, Inc.

10.3	Securities Purchase Agreement, dated July 16, 2012, by and between Sunovia Energy Technologies, Inc. and Jiangsu Leader Electronics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOVIA ENERGY TECHNOLOGIES, INC.

Dated: July 19, 2012	By:	/s/ Mel Interiano
Name: Mel Interiano
Title: Chief Executive Officer

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